SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 15, 2003

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1 Earnings Release dated July 15, 2003

Item 9.

The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12.  Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On July 15, 2003, Huffy Corporation issued an earnings release announcing its financial results for the second quarter ended June 30, 2003.  A copy of the earnings release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: July 16, 2003	By: /s/ Robert W. Lafferty Robert W. Lafferty Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT 99.1

News Release

Contact:

Robert W. Lafferty

V.P. – Finance, CFO and Treasurer

(937) 865-5407

HUFFY CORPORATION ANNOUNCES SECOND QUARTER EARNINGS

SECOND QUARTER HIGHLIGHTS

•

HUFFY REPORTS NET INCOME OF $0.18 PER SHARE

•

EARNINGS FROM CONTINUING OPERATIONS AS EXPECTED AT $0.12 PER SHARE

•

2ND QUARTER SALES INCREASE TO $117.5 MILLION FROM $93.4 MILLION IN 2002

MIAMISBURG, OHIO, JULY 15, 2003 – HUFFY CORPORATION (NYSE-HUF) today announced that net earnings for the second quarter of 2003 were $2.8 million or $0.18 per common share, compared to net earnings of $1.3 million or $0.12 per common share for the second quarter of 2002.  For the six-month period ended June 30, 2003, net earnings were $1.4 million or  $0.09 per common share versus earnings of $1.9 million or $0.18 per common share for the same period in 2002.  Both second quarter and year-to-date earnings for the period ending June 30, 2003, include income from discontinued operations of $0.06 per common share, due to the reversal of certain charges taken in the fourth quarter of 2002 related to the class action settlement agreement with Washington Inventory Service and other parties.

Net sales for the second quarter of 2003 were $117.5 million compared to sales of $93.4 million for the second quarter of 2002, an increase of 25.8%.  For the first six months of 2003, sales were $212.1 million compared to sales of $163.8 million for the same period of 2002, an increase of 29.5%.  Gross margins for the second quarter were 21.6%, approximately a 3.4 percentage point improvement over the gross margin of 18.2% reported for the second quarter of 2002.  On a year-to-date basis, corporate-wide gross margins were 21.3%, an improvement

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of approximately 3.6 percentage points when compared to gross margins of 17.7% for the first six months of 2002.

In commenting on the second quarter, Don R. Graber, Chairman, President and CEO said, ”We are pleased that our second quarter earnings were in line with expectations despite a difficult retail environment.  Our sales growth continues to be driven by the acquisition of Gen-X Sports and with new customers in the service segment, as well as by continued growth in Creative Retail Services.  We are also pleased to report continued gross margin improvement, both when compared to the gross margins reported last year, as well as when compared to gross margins for the first quarter of 2003.  Additionally, the final settlement related to Washington Inventory Service, a former subsidiary, proved to be less costly than originally estimated, resulting in the gain from discontinued operations reported this quarter. ”

“In general, discussions with our retail partners indicate that while the balance of the year will continue to be somewhat challenging, they feel that softness in the retail cycle has probably reached its low point and retail sales should not deteriorate from current levels. Although we would like a more robust forecast of the retail marketplace, we have been pleased with the success of several of our recently launched new products and believe that this success bodes well for future growth.  We continue to focus on sales growth with new customers and on our Continuous Rapid Improvement process as a key driver in controlling and reducing costs. “

Mr. Graber concluded by saying, “ We recognize that the retail environment will continue to be challenging throughout 2003 with only modest retail improvement until 2004, but the Huffy team is dedicated and focused on executing our profitable growth plans.  Historically, the third and fourth quarters are our strongest quarters.  Order flow and bookings for new products as well as “winter products”, such as snowboards, skis and hockey equipment, are currently stronger than for the second half of 2002.  Given this, we continue to be comfortable with sales in the $470.0 million to $480.0 million range and earnings per common share of $0.55 to $0.65 for the full year 2003.  We will continue to strive towards our goal of becoming a larger player in the sporting goods arena and increasing shareholder value over the longer term.”

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Company Conference Call

The Company will provide a web simulcast and rebroadcast of its second quarter earnings release conference call.  The live broadcast of the Company's quarterly conference call is scheduled for July 16, 2003, beginning at 11:00 a.m. EDT and will be accessible online at http://viavid.com/vvasx/0000083300000000.asx and www.huffy.com.  The online replay will be available shortly after the conference call and will continue to be available through July 23, 2003.

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Huffy Corporation (NYSE-HUF) is a diversified sporting goods company, marketing basketball equipment, sports balls and other outdoor games under the Huffy Sports®, HydraRib®, and SureShot® brands; bicycles and wheeled products under the Huffy®, Royce Union®, Micro®, and Airborne® brands; golf equipment under the Tommy Armour®, Ram®, Teardrop® and Zebra® brands; snowboards and accessories under the LTD®, Lamar® and Sims® brands; Hespeler® hockey equipment; Volant® ski equipment; and a variety of action sports items including skateboards, inline skates, and helmets under the UltraWheels®, Rage®, and Dukes® brands, and markets a variety of products as a licensee under Disney®, Oxygen®, Airwalk®, NBA® and NCAA® trademarks; and is a leading provider of assembly and merchandising services to retailers.

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The discussion in this press release contains forward-looking statements and is qualified by the cautionary statements contained in the Company’s report on Form 10-K, dated February 20, 2003.

HUFFY CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)

Quarter Ended			Six Months Ended
June 30,			June 30,
2003		2002	2003	2002
Net sales	$117,482	$93,413	$212,108	$163,798
Gross profit	25,352	17,031	45,238	29,032
% to net sales	21.6%	18.2%	21.3%	17.7%
Selling, general and administrative expenses	21,632	13,847	41,930	24,375
Operating income	3,720	3,184	3,308	4,657
Other expense
Interest expense, net	1,281	319	2,392	621
Other	174	762	340	966
1,455		1,081	2,732	1,587
Earnings (loss) before income taxes	2,265	2,103	576	3,070
Income tax expense (benefit)	452	828	115	1,171
Net earnings (loss) from continuing operations	1,813	1,275	461	1,899
Discontinued operations:
Income (loss) from discontinued operations,
net of income tax expense	958	-	958	-
Net earnings (loss)	$2,771 ==========	$1,275 =========	$1,419 =========	$1,899 ========
Earnings per common share:
Weighted average number of
common shares	15,111,990 ==========	10,736,459 =========	14,944,946 =========	10,715,752 ========
DILUTED:
Earnings (loss) from continuing operations	$0.12	$0.12	$0.03	$0.18
Earnings (loss) from discontinued operations	0.06	-	0.06	-
Net earnings (loss) per common share	$0.18 ===========	$0.12 =========	$0.09 =========	$0.18 =======
BALANCE SHEET HIGHLIGHTS (Dollars in thousands, except per share data)
	June 30,	December 31,	June 30,
	2003	2002	2002
Cash and cash equivalents	$594	$5,419	$36,255
Receivables, net	94,588	92,850	45,795
Inventories	48,102	41,847	26,211
Prepaid expenses and other expenses	28,501	26,462	18,181
Total current assets	171,785	166,578	126,442
Property, plant and equipment, net	12,214	11,140	8,956
Intangibles and others	107,048	104,483	36,175
Total assets	$291,047 ==========	$282,201 ===========	$171,573 ==========
Notes payable and current portion
of long-term debt	$65,288	$59,327	$0
Accounts payable and accruals	77,698	94,488	78,788
Income taxes and other	8,241	8,090	5,246
Total current liabilities	151,227	161,905	84,034
Long-term debt	15,715	317	0
Other liabilities	44,169	48,232	19,398
Shareholders' equity	79,936	71,747	68,141
Total liabilities and shareholders' equity	$291,047 ==========	$282,201 ===========	$171,573 ==========
Equity per common share outstanding	$5.12	$4.90	$6.51
Working capital ratio	1.1	1.0	1.5